LIMITED LIABILITY COMPANY AGREEMENT

OF

RAC GADSDEN, LLC

Prepared by:
Jason E. Knowles
Knowles & Sullivan, LLC
413 Broad Street
Gadsden, AL 35901
256-547-7200

LIMITED LIABILITY COMPANY AGREEMENT OF
RAC GADSDEN, LLC

ARTICLE I
DEFINITIONS

For purposes of this Company Agreement (as defined below), unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

1.1 "Act" means the Alabama Limited Liability Company Law of 2014 and all amendments to the Act.

1.2 "Additional Member" means a Member other than an Initial Member, an Transferee or a Substitute Member who has acquired a Membership Interest in the Company.

1.3 "Adjusted Capital Account Deficit" means with respect to any Member as of a particular date the deficit balance, if any, in such Member's Capital Account as of such date, as determined in the manner provided in Section 9.4 hereof and by then adjusting such Capital Account as so determined as follows:

(a) Such Capital Account shall be increased to reflect that amount, if any, of such Member's share of the Company's Minimum Gain which such Member is deemed to be obligated to restore to the Company pursuant to Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(I) and (1.704-2(I)(5) of the Regulations;
(b) Such Capital Account shall be reduced to reflect any items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the regulations;
(c) If such Adjusted Capital Account Deficit is being determined as of the last day of a Fiscal Year for purposes of Article X hereof, then such Capital Account shall be adjusted to reflect the allocation to such Member of all amounts required to be allocated to such Member for such Fiscal Year under Article X hereof;
(d) If such Adjusted Capital Account Deficit is being determined as of the last day of a Fiscal Year for purposes of Section 10.3(c) hereof, then such Capital Account shall be adjusted to reflect the tentative allocation to such Member of all amounts that would be required to be allocated to such Member for such Fiscal Year if neither subparagraph (c) nor subparagraph (d) of Section 10.3 were a part of this Agreement; and
(e) If such Adjusted Capital Account Deficit is being determined as of the last day of a Fiscal Year for purposes of Section 10.3(d) hereof, then such Capital Account shall be adjusted to reflect the tentative allocation to such Member of all amounts that

would be required to be allocated to such Member for such Fiscal Year if neither subparagraph (c) nor subparagraph (d) of Section 10.3 were a part of this Agreement.

1.4 "Affiliate" means, when used with reference to a specified Person any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. Control shall be presumed to exist if (a) any Person is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, a specified Person or of which a specified Person is an officer, partner, or trustee, or with respect to which a specified Person serves in a similar capacity, and (b) any Person, directly or indirectly, is the beneficial owner of more than fifty (50%) of any class of voting security of or interest in the specified Person or of which the specified Person is directly or indirectly the owner of more than fifty percent (50%) of any class of voting security or any interest therein.

1.5 "Book Depreciation" for each Fiscal Year means the amount of depreciation, depletion or amortization computed for such Fiscal Year in the manner provided in Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

1.6 "Book Gain" or "Book Loss" means the gain or loss recognized by the Company for book purposes in any Fiscal Year by reason of a sale or other disposition of all or part of the Company's Property other than in the ordinary course of business. Such Book Gain and Book Loss shall be computed by reference to the Book Value of the Company's Property as of the date of such sale or other disposition, rather than by reference to the tax basis of the Company's Property as of such date, in accordance with Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

1.7 "Book Value" means, as of any particular date, the value at which the Company's Property, or any part thereof, is properly reflected as of such date on the books of the Company in accordance with the provisions of Section 1.704-1(b) of the Regulations. The initial Book Value of the Company's Property shall be the amount by which the agreed-upon fair market value of the Company's Property exceeds the outstanding principal of any loan secured by the Property, and such Book Value shall be adjusted for Book Depreciation with respect to the Company's Property, rather than for the cost recovery deductions to which the Company is entitled for income tax purposes with respect to the Company's Property.

1.8 "Business Day" means any day other than Saturday, Sunday or any legal holiday observed in the State of Alabama.

1.9 "Capital Account" means the account maintained for a Member or Transferee determined in accordance with Article IX.

1.10 "Capital Contribution" means any contribution of Property, services or the obligation to contribute Property or services made by or on behalf of a Member or Transferee.

1.11 "Certificate of Formation" means the Certificate of Formation or Articles of Organization of the Company as properly adopted and amended from time to time by the Members and filed with the Probate Judge of the county in which the initial registered office of the Company is located.

1.12 "Code" means the Internal Revenue Code of 1986, as amended.

1.13 "Company" means ***RAC GADSDEN, LLC,*** a limited liability company formed under the laws of Alabama, and any successor limited liability company.

1.14 "Company Agreement" or "Agreement" means this Limited Liability Company Agreement including all member agreements and amendments adopted in accordance with the Company Agreement and the Act.

1.15 "Damages" means any and all costs, fees (including attorneys' fees), expenses, damages, losses, tax liabilities and the like caused by or resulting from a Member's Dissociation or incurred in seeking to enforce the Company Agreement.

1.16 "Default Interest Rate" means the "prime" or "base" rate of interest announced from time to time by the Federal Reserve, plus two percent (2%).

1.17 "Disposition" or Dispose" means any sale, assignment, transfer, gift, devise, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

1.18 "Dissociation" or "Dissociate" or "Dissociated" means any action which causes a Person to cease to be a Member as described in Article XIV hereof.

1.19 "Dissolution Event" means an event, the occurrence of which will result in the dissolution of the Company under Article XVI.

1.20 "Distributions" means a transfer of Property to a Member on account of a Membership Interest as described in Article XI.

1.21 "Effective Date" means the date of the filing and acceptance of the Certificate of Formation with the Probate Judge of the county in which the initial registered office of the Company is located.

1.22 "Fair Value" means the value of a Membership Interest at which the parties can mutually agree to in writing, or in the alternative, if the parties are unable to mutually agree to a value, then each of the parties shall appoint an independent licensed appraiser at their respective expense to appraise and determine the value of the applicable Membership Interest, and the Fair Value shall be the average of the appraised values; provided however, that if one of the appraisers has a value in excess of 120% of the average value of the other appraisers, the appraisers shall select another independent licensed appraiser at the equal expense of the parties and the Fair Value shall be the average of the two appraisals closest in value. An appraiser shall value a Membership Interest by determining the amount the Membership Interest would receive in the event all of the Company's Property were sold at its fair market value and the proceeds thereof were distributed in dissolution of the Company.

1.23 "Fiscal Year" means the fiscal year of the Company. The first Fiscal Year shall commence on the Effective Date, and shall end on **July 31** of each year. Each succeeding Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year. Each Fiscal Year shall end on the earliest to occur after the commencement of such Fiscal Year (i) December 31, (ii) the day immediately preceding the date of the (liquidation of the Member's Membership Interest in the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations), or (iii) the date on which the Company's existence is terminated under Article XVI.

1.24 "Initial Capital Contribution" means the Capital Contribution agreed to be made by the Initial Members as described in Article IX.

1.25 "Initial Members" means those Person identified on Exhibit A attached hereto and made a part hereof by this reference who executed the Company Agreement.

1.26 "Majority" means the affirmative vote or consent of Members (not including Transferees) described as a Majority in Article VI hereof.

1.27 "Member" means an Initial Member, Substitute Member or Additional Member, and, unless the context indicates to the contrary, includes Transferees.

1.28 "Membership Interest" means the rights of a Member or, in the case of an Transferee, the rights of the assigning Member in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company.

1.29 "Minimum Gain" means the excess of the outstanding principal balance of the Company's nonrecourse indebtedness (but excluding the amount of any such indebtedness which would not be taken into account as an amount realized under the Code upon foreclosure of such indebtedness) over the Company's adjusted basis in the Company's

Property as determined in accordance with Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

1.30 "Net Cash Flow"means for any Fiscal Year or portion thereof the amount by which the cash received from all sources by the Company during such period, including, without limitations, Capital Contributions, proceeds from loans from Members or others, and funds released from Reserves, exceeds the sum of (i) expenditures and costs that are paid during such period in connection with the operation of the Company's Property, including without limitation, compensation of employees, purchase of inventory and supplies, taxes, management fees, insurance premiums, reimbursable expenses, capital expenditures paid during such period relating to replacements, additions or improvements to the Company's Property; (ii) payments which are due and payable during such period on any indebtedness or lease of the Company; and the (iii) the Reserves funded during such period. In determining Net Cash Flow there shall be no deduction for depreciation or other noncash expenses.

1.31 "Net Profit" or "Net Loss" means, for each Fiscal Year, the Company's taxable income or taxable loss for such Fiscal Year, as determined under Section 703(a) of the Code and Section 1.703-1 of the Regulations (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or taxable loss), but with the following adjustments:

(a) any tax-exempt income, as described in Section 705(a)(1)(B) of the Code, realized by the Company during such Fiscal Year shall be taken into account in computing such taxable income;

(b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code for such Fiscal Year, including any items treated under Section 1.704-1(b)(2)(iv)(i) of the Regulations as items described in Section 705(a)(2)(B) of the Code, shall be taken into account in computing such taxable income or taxable loss as if they were deductible items;

(c) Book Depreciation for such Fiscal Year shall be taken into account in computing such taxable income or taxable loss in lieu of any amortization, depreciation or cost recovery deduction to which the Company is entitled for such Fiscal Year with respect to the Company's Property;

(d) any Book Gain or Book Loss recognized by the Company during such Fiscal Year by reason of a sale or other disposition of all or any part of the Company's Property shall not be taken into account in computing such taxable income or taxable loss; and

(e) any item of income, gain, loss or deduction that is required to be allocated specially to the Members under Section 10.2 hereof shall not be taken into account in computing such taxable income or taxable loss.

If the Company's taxable income or taxable loss for such Fiscal Year, as adjusted in the manner provided in subparagraphs (a) through (e) above, is a positive amount, such

amount shall be the Company's Net Profit for such Fiscal Year; and if negative, such amount shall be the Company's Net Loss for such Fiscal Year.

1.32 "Notice" means notice in writing, and shall be deemed given when delivered personally, or three (3) days after being mailed by certified or registered mail, return receipt requested, with proper first class postage prepaid, or two (2) days after being sent by overnight commercial courier. Notice to the Company shall be addressed to the Company at the address of the Principal Office. Notice to a member shall be addressed to the Member at the address reflected in the Company Agreement unless the Member has given the Company Notice of a different address.

1.33 "Organization" means a Person other than a natural person. Organization includes, without limitation, general partnerships, limited partnerships, limited liability companies, corporations, professional corporations, professional associations, trustee, personal representatives, fiduciaries, trusts, business trusts, estates, custodianships and other associations.

1.34 "Person" means natural persons and Organizations (whether created by the laws of Alabama or another state or foreign country).

1.35 "Principal Office" shall have the meaning ascribed to such term in Section 2.7 hereof.

1.36 "Proceeding" means any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result or which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator, or governmental agency.

1.37 "Property" means any real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

1.38 "Regulations" means, except where the context indicates otherwise, the permanent, temporary or proposed regulations of the United States Treasury promulgated under the Code as such regulations may be lawfully changed from time to time.

1.39 "Reserves" means all Company reserves established by the Company for purposes including, but not limited to, debt service, lease payments, accrued or deferred expenses, and other working capital needs, contingent liabilities, taxes and purchases.

1.40 "Sharing Ratio" means with respect to any Member, the percentage interest allocated to such Member on Exhibit (A) attached hereto.

1.41 "Substitute Member"means a Transferee who has been admitted to all of the rights of membership in the Company pursuant to Section 15.2 of this Agreement.

1.42 "Taxing Jurisdiction" means the federal, state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

1. 43 "Transfer" means an assignment, conveyance, deed, bill of sale, lease, mortgage, security interest, encumbrance, gift or transfer by operation of law.

1.44 "Transferee" means a person to which all or part of a transferable interest has been transferred, whether or not the transferor is a Member, and who has no rights to participate in the management of the Company, including without limitations, the rights to information and to consent to or approve actions of the Company or to bind the Company.

1.45 "Transferable Interest" means a Member's right to receive distributions from the Company.

ARTICLE II
FORMATION

2.1 Organization. The Members hereby organize the Company as an Alabama limited liability company pursuant to the provisions of the Act.

2.2 Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members executing this Company Agreement hereby agree to the terms and conditions of this Company Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Members that the Company Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of the Company Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, the Company Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other law or rule. To the extent any provision of the Company Agreement is prohibited or ineffective under the Act, the Company Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of the Company Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

2.3 Name. The name of the Company **RAC GADSDEN, LLC,** and all business of the Company shall be conducted under that name.

2.4 Effective Date. The company's existence shall become effective upon the filing and acceptance of the Certificate of Formation with the Probate Judge of the county in which the initial registered office of the Company is located.

2.5 Term. The term of the Company shall be perpetual unless it is dissolved and its affairs wound up in accordance with the Act and the Company.

2.6 Registered Agent and Office. The registered agent for service of process and the registered office shall be that Person and location reflected in the Certificate of Formation as filed with the Probate Judge of the county in which the initial registered office of the Company is located. The Members may, from time to time, change the registered agent or registered office by a Majority. In the event the registered agent or registered office changes for any reason, whether the Members make the change or the registered agent ceases to act as such for any reason, the Majority of the Members shall promptly designate a replacement registered agent, if necessary, and within 30 days file a statement of such change with the Secretary of State.

2.7 Principal Office. The principal office of the Company shall be located at, **806 East Haven, Glencoe, AL 35905** (the "Principal Office").

ARTICLE III
NATURE OF BUSINESS

The primary business of the Company shall be a general business, and to do all things in connection with the furtherance of the limited liability corporation's business. The Company may also engage in any other lawful act or activity for which limited liability companies may be organized pursuant to the Act. The Company shall have the authority to do all things necessary or convenient to accomplish its purposes and operate its business as described in the Articles and this Article III.

ARTICLE IV
ACCOUNTING AND RECORDS

4.1 Records to be Maintained. The Company shall maintain the following records at its Principal Office:

(a) A current list of the full name and last known business or residence address of each Member;

(b) A copy of the Certificate of Formation and all amendments thereto; together with executed copies of any powers of attorney pursuant to which any documents have been executed;

(c) Copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years;

(d) Copies of the Company Agreement including all amendments thereto;

(e) Any financial statements of the Company for the three most recent years.

4.2 Reports to Members.

A. The Company shall provide reports at least annually to the Members (other than Transferees) at such time and in such manner a Majority of the Members may determine reasonable.

B. The Company shall provide all Members with those information returns required by the Code and the laws of any applicable state.

4.3 Accounts. The Company shall maintain a record of the Capital Account of each Member in accordance with Article IX.

ARTICLE V
NAMES AND ADDRESSES OF MEMBERS

The names and addresses of the Initial Members are as contained in Exhibit A **(attached)** hereto and by this reference made a part hereof as if set forth fully herein.

ARTICLE VI
RIGHTS AND DUTIES OF MEMBERS

6.1 Voting Rights.

A. Except as otherwise provided herein, all Members (other than Transferees) who have not Dissociated (as defined in Section 14.1 hereof) shall be entitled to vote on any matter submitted to a vote of the Members. In the case of approvals where the consent of the "remaining Members" is required, the Member or Membership Interest which is being acted upon shall not be entitled to vote. The Membership Interest attributable to an Transferee, if any, may be voted by the Member who transferred the Membership Interest to the Transferee only if such Member has not Dissociated from the Company. Transferees shall not be entitled to vote on any matter.

B. The following actions shall require a marjority consent of the Members or "Remaining Members," (other than Transferees) as the contest may require:

(i) any amendment to this Company Agreement;

(ii) the continuation of the Company after a Dissolution Event except as provided in Section 16.1(c);

(iii) any assignment of Company Property for the benefit of creditors, the filing of a voluntary petition in bankruptcy, or the appointment of a receiver for the Company; and

(iv) the selling or exchanging of substantially all of the Property of the Company at a single sale or exchange which takes place at one time or from time to time or in multiple sale at one time.

6.2 Majority. Whenever any matter is required or allowed to be approved by a Majority of the Members or a Majority of the "remaining Members" under the Act or the Company Agreement, such matter shall be considered approved or consented to upon the receipt of the affirmative approval or consent, either in writing or at a meeting, of Members (other than Transferees) having Sharing Ratios in excess of one half of the Sharing Ratios of all the Members entitled to vote on such matter.

6.3 Liability of Members. No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

6.4 Indemnification. The Company shall indemnify any Member or employee, or former Member, or employee, of the Company against expenses actually and reasonably incurred in connection with the defense of any action, suit, or Proceeding, civil or criminal, in which the Member or employee is made a party by reason of being or having been a Member or employee of the Company, except in relation to matters as to which the Member or employee is determined in the action, suit, or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Additionally, the Company shall purchase and maintain insurance on behalf of any Person who is or was a Member or employee of the Company against any liability asserted against and incurred by the Member or employee in any capacity arising out of the Member's or employee's status as such, whether or not the Company would have the power to indemnify the Member or employee against that liability under this subsection.

6.5 Representations and Warranties. Each Member, and in the case of an Organization, the Person(s) executing the Company Agreement on behalf of the Organization, hereby represents and warrants to the Company and each other Member that: (a) if such Member is an Organization, it is duly organized, validly existing, and in good standing under the law of its state of organization, and it has full organizational power to execute and agree to the Company Agreement and to perform its obligations hereunder; (b) the Member is acquiring its, his or her interest in the Company for the Member's own account as an investment and without an intent to sell, transfer or distribute the interest; and (c) the Member acknowledges that the interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member

(i) without appropriate registration or the availability of any exemption from such requirements, and (ii) without conforming to the requirements of this Company Agreement.

6.6 Conflicts of Interest.

A. A Member shall be entitled to enter into transactions that may be considered to be competitive with the Company, it being expressly understood that some of the Members may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, Members shall account to the Company and hold as trustee for it any property, profit, or benefit derived by the Member without the consent of the remaining Members, in the conduct and winding up of the Company business, or from a use or appropriation by the Member of the Company's Property, including information developed exclusively for the Company and opportunities expressly offered to the Company.

B. A Member does not violate a duty or obligation owed to the Company merely because the Member's conduct furthers the Member's own interest. A Member may lend money to and transact other business with the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a Person who is not a Member, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if the material facts of the transaction and the Member's interests have been disclosed to all Members and either (a) the transaction is fair to the Company, or (b) disinterested Members authorize, approve, or ratify the transaction.

6.7 Investment Representations.

A. Each Member represents that it has acquired its Shares for its own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part, and each Member agrees that it will not Transfer all or any portion of, or offer to Transfer all or any portion of, such Shares, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any Person or Persons whomsoever, all or any portion of such Shares (i) in any manner which would violate or cause the Company or any Member to violate applicable Federal or state securities laws and (ii) other than in accordance with the provisions of this Agreement.

B. The Company may issue certificates representing Membership Interests and in the event that the Company issues such certificates, such certificates shall bear substantially the following legend: "THE MEMBERSHIP INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR IN VIOLATION OF ANY SUCH STATE

SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THE MEMBERSHIP INTERESTS REPRESENTED HEREBY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF THE LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE."

ARTICLE VII
MEETINGS OF MEMBERS

7.1 Place of Meetings. All meetings of the Members shall be held at such reasonably convenient place within the United State of America as the Member(s) who called the meeting shall designate; in the absence of such a designation, the meeting shall be held at the Principal Office of the Company. Any meetings of the Member(s) may be held through conference, telephone or similar communications equipment whereby all Member(s) participating in the Meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

7.2 Time of Meetings.

A. An annual meeting of Members (other than Transferees) shall be held at a date and time agreed to by the Majority and written notice shall be provided thereof to all Members (other than Transferees); provided, however, a failure to hold such meeting shall not be deemed a violation of this Agreement.

B. Special meetings of the Members (other than Transferees) may be called at any time by any Member (other than an Transferee).

7.3 Members' Action by Consent in Lieu of Meeting. Any action required by law to be taken at any annual or special meeting of Members, or any action which may be taken at a meeting of the Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken is signed by all the Members (other than Transferees) entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a majority vote of the Members at a meeting duly held. Such consents shall be filed with the minutes of the meetings of the Members.

7.4 Notice of Meetings.

A. Whenever Members are required or permitted to take any action at a meeting and the optional procedure of Section 7.3 above is not followed, Notice of the meeting, stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than five (5) nor more than thirty (30) days before the date of the meeting, by or at the direction of the Person(s) calling the meeting, to each Member (other than Transferees). When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

B. Any Notice required to be given by any provision of this Agreement, the Articles, or any law may be waived in writing signed by the Member entitled to such Notice, whether before, at or after the time stated therein, and such waiver shall be deemed equivalent to Notice. Attendance of a Member at a meeting shall constitute a waiver of Notice of such meeting, except where a Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

7.5 Presiding Officials. Each meeting of the Members shall be convened by any of the Persons who called the meeting by giving Notice as above provided; provided, however, that the Members may, notwithstanding anything herein to the contrary, select any Person to preside at a meeting and any Person to act as the secretary of such meeting.

7.6 Business Which May be Transacted at Meetings.

A. At each annual meeting of the Members and subject to the provisions of Section 8.1 hereof, the Members (other than Transferees) may transact any other proper business as may be desired, whether or not the same was specified in the notice of the meeting, unless prohibited by law.

B. Special meetings may be called for any purpose or purposes, but business transacted at any special meeting shall be confined to the purposes stated in the Notice of such meeting.

7.7 Quorum; Company Action. Unless otherwise provided in this Agreement or the Articles, a Majority of Members who are entitled to vote and who are present in person or by proxy at any meeting of the Members shall constitute a quorum at a meeting of the Members. At each meeting of the Members every decision of a Majority of Members (not merely a majority of the quorum) shall be valid as the act of the Members except in those specific instances in which a larger vote is required by law, by this Agreement, or by the Articles. If a quorum is not present at any meeting, the Members present shall have the right to adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting which was adjourned, without further notice.

7.8 Method of Voting; Proxies. At all meetings of the Members, any Member who is entitled to vote on the subject matter thereof may vote or express its, his or her written consent or dissent in person or by proxy executed in writing by such Member. Such proxy shall be filed with the secretary of the Meeting prior to or at the time of the meeting. Any proxy may be revoked by written notice to the Company of the Company notwithstanding any contrary statement contained in the proxy. No proxy shall be valid for eleven months from the date of its execution, unless otherwise provided in the proxy.

7.9 Member List. If any Member (other than an Transferee) makes a request in writing to the Company at least twenty (20) days prior to any meeting of the Members, the Company shall prepare and make a complete list of the Members entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Member, the value of its, his or her Capital Account and such Member's Sharing Ratio. Such list shall be open to the examination of any Member (other than Transferees) for any purpose germane to the meeting, during ordinary business hours for a period of ten (10) days prior to the meeting, at the Principal Office of the Company. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Member (other than Transferees) who is present.

7.10 Other Activities of Members. The Members acknowledge that the Members may have other business activities which will take the major part of their total efforts. No Member shall be required to devote any particular amount of effort to the management and operation of the business and affairs of the Company, except such effort as is reasonably necessary and appropriate to carry out the duties assigned thereto; provided, this provision shall not absolve any Member from any liability to the Company or to the remaining Members arising as a result of such Member's breach of its, his or her fiduciary duties to the Company or to the remaining Members. The Members acknowledge that the Manager shall devote the time and effort reasonably necessary to manage the affairs and business of the Company.

ARTICLE VIII
AUTHORITY OF MEMBERS; MANAGERS

8.1 Management of Company. Except as otherwise provided in 8.2 herein, each Member (other than an Transferee) who has not Dissociated is an agent of the Company for purposes of the Company's business and affairs and shall have the equal authority to bind the Company; however, the decisions concerning the business affairs of the Company shall be made by a Majority of the Members as provided by Section 6.2 above.

8.2 Managers. The Majority of Members of the Company may choose one or more Managing Member(s) to act as an agent of the Company's business and affairs. If Managing Member(s) are chosen, then the authority of the Members as set forth in 8.1 shall vest in the Managing Member(s) who shall have the sole right to manage the business of the

Company and may exercise all of the rights and powers of the Company as provided by law or this instrument.

8.3. Limitation of the Manager's Authority. Notwithstanding the provisions of Section 8.3, the Manager may not do any of the following without the majority consent of the Members, pursuant to the terms required herein:

a. To borrow money, lend money, arrange financing or refinancing or arrange modifications or existing debts, issue evidences of indebtedness, guarantee the indebtedness of others, and secure the same by mortgage, deed of trust, pledge of other lien, in furtherance of the Company's purposes and business;

b. To assign Company Property for the benefit of creditors, the filing of a voluntary petition in bankruptcy, or the appointment of a receiver for the Company;

c. Negotiate or consummate any agreement relating to merger, amalgamation, reconstruction, demerger, joint venture, or acquisition of shares, debt or assets of another Person;

d. Dispose of, whether by Disposition or otherwise, all or substantially all of the Company's business.

e. Enter into any contract or written agreement outside the ordinary course of business of the Company.

f. If not in the ordinary course of business and in excess of $50,000 do any of the following: lend to any Person; incur any liability; guarantee the obligations of another Person; indemnify another Person; or become a surety for the obligations of any Person;

g. Amend or modify the Certificate, this Agreement or any other governing documents of the Company;

h. Institute, prosecute, defend, settle, compromise or dismiss any claim, lawsuit, or judicial or administrative proceeding brought by or on behalf of, or against, the Company or the Members in connection with activities arising out of, or connected with or incidental to this Agreement or the business of the Company in excess of $50,000;

8.4 Actions of Managers If the Company has more than one Manager, any difference arising as to any matter within the authority of the Managers, and any deadlock between the Managers, shall be resolved by the majority vote of the Members. No act of a Manager or Member in contravention of such determination shall bind the Company to Persons having knowledge of such determination.

ARTICLE IX

CONTRIBUTIONS AND CAPITAL ACCOUNTS

9.1 Initial Contributions. Each Initial Member shall make its, his or her Capital Contribution in the amount and at the time and on the terms specified on Exhibit A. If no time for contribution is specified, the Capital Contributions shall be made within ten (10) Business Days of the Effective Date. The value of the Capital Contributions shall be as set forth on Exhibit A. No interest may accrue on any Capital Contribution unless otherwise

agreed to by the Members. No Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Company Agreement. Each additional Member shall make the Capital Contribution described in its, his or her written agreement with the Company executed upon admission.

9.2 Additional Contributions.

A. The Members may periodically be required to make additional capital contributions to the capital of the Company in addition to the Initial Capital Contributions described in Section 9.1 above, in such amounts and in such manner as a Majority of the Members (other than Transferees) may deem necessary for the acquisition, improvement, operation and maintenance of the Property of the Company and for operation of the Company business. Such additional Capital contributions may be in the form of cash, real or personal property, or contract rights or other intangible property. If the Members (other than Transferees) require additional Capital Contributions as provided here, each Member shall be required to contribute its, his or her proportionate share of the dollar amount of such additional contributions in accordance with its, his or her Sharing Ratio. In the case of additional contributions made in any form other than cash, the outside accounting firm regularly used by the Company shall certify as to the value of such contributions in the event of any disagreement on value among the Members.

B. The Company may from time to time meet its capital requirements through the sum of borrowed capital in such amounts and on such terms as a Majority of the Members (other than Transferees) shall deem necessary for the acquisition, improvement, operation and maintenance of the Property of the Company and for the operation of Company business. The Members agree that each Member and the shareholders or partners of Organization Members, if required by the lender, shall execute all necessary and incidental documents in connection with the borrowing of such funds, including, but not limited to, real estate mortgages on Company Property, promissory notes, conditional sales contracts, chattel mortgages on Company Property, and financing statements. No Member shall be required to enter into any personal guaranty or similar undertaking in connection with the Company obtaining financing for the development of the Company Property or operation of the Company business, unless such Member consents to such guaranty or undertaking.

C. Any additional contribution to the capital of the Company by a Member other than as herein provided or any contribution of the capital of the Company by a Member in excess of its, his or her proportionate share, shall be treated as a loan to the Company and such Member shall be entitled to repayment of funds so contributed, at the Default Interest Rate, by the Company as a priority distribution as provided in Article XI hereof. A member making an additional contribution treated as a loan hereunder, in an amount in excess of $100,000.00, has a right to collateralization thereof by the assets owned by the company at the time of such additional advance.

D. In the event that a Member shall fail to contribute its, his or her pro rata share to the Initial or additional Capital Contributions to the Company, either by refusal to advance its, his or her pro rata share or by refusal to execute documents in connection with a loan or advance to the Company, with such failure continuing for a period of fifteen (15) Business Days after written demand by any of the other Members, then the Member(s) making such demand, at its, his or her election, may either:

(i) lend to the defaulting Member an amount equal to the defaulting Member's proportionate share of the loan or Capital Contribution required to be made by the Members by advancing cash in such amount directly to the Company on behalf of the defaulting Member, which loan shall (a) bear interest at the Default Interest Rate, to float, (b) shall be secured by the defaulting Member's interest in the Company, and (c) shall be payable on demand of the non-defaulting Member. Until demand is made, such loan shall be repaid by the Company from all Distributions which the defaulting Member would be entitled to receive but for this provision. Such Distributions shall be credited first to accrued and unpaid interest and thereafter to the unpaid principal of such loans; or

(ii) treat the amount of the defaulting Member's proportionate share of such loan or Capital Contribution required to be made by the Members as a sum of money owed the Company by the defaulting Member, due immediately, together with interest at the Default Interest Rate, to float, and may file suit on behalf of the Company to collect the same, and the Company shall have the right to set off all Distributions which the defaulting Member would be entitled to receive against the sum owed to the Company by the defaulting Member.

9.3 Withdrawal; Loans. No Member shall be entitled to withdraw from the Company or become entitled to a return of any portion of its, his or her Capital Account or to receive any Distributions from the Company except as specifically provided herein or agreed to by the Members. No loan or advance made to the Company by any Member shall constitute a Capital Contribution except as may be expressly provided in this Agreement. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member's Capital Account.

9.4 Maintenance of Capital Accounts. A separate Capital Account shall be maintained for each Member, and the amount of the balance of each Member's Capital Account, as of any particular date, shall be an amount equal to the sum of the following: (i) the cumulative amount of cash that has been contributed to the capital of the Company by such Member as of such date; plus (ii) the agreed upon net fair market value (as of the date of contribution) of any Property (other than cash) that has been contributed to the capital of the Company by such Member as of such date; plus (iii) the cumulative amount of the Company's Net Profit Book Gain and other items of income and gain for all Fiscal Years

ending prior to such date that have been, or are required to be, allocated to such Member under Article X hereof; plus (iv) any loans and accrued interest converted to capital; minus (i) the cumulative amount of the Company's Net Loss, Book Loss, and other items of loss or deductions for all Fiscal Years ending prior to such date that have been, or are required to be, allocated to such Member under Article X hereof; minus (ii) the cumulative amount of cash and the agreed upon net fair market value (as of the date of distribution) of all Distributions to such Member. A Member's Capital Account shall also be increased or decreased as of such date to reflect any items in Section 1.704-1(b)(2)(iv) of the Regulations that are required to be reflected in such Member's Capital Account under such Regulations and which are not otherwise taken into account in computing such Capital Account under this Section 9.4. Capital Accounts may differ from the Member's Sharing Ratios if approved by the Majority of Members.

9.5 Sale or Exchange of Interest. In the event of an authorized Disposition of some or all of the Member's Membership Interest in the Company, the Capital Account of the Disposing Member shall become the Capital Account of the Transferee, to the extent it relates to the portion of the Membership Interest Disposed.

ARTICLE X
ALLOCATIONS AND PROFITS AND LOSSES

10.1 Allocation of Profits and Losses.

(a) Net Profits shall be allocated to the Members in accordance with their Sharing Ratios unless otherwise agreed to by the majority of Members.

(b) Net Losses shall be allocated among the Members in accordance with their Sharing Ratios unless otherwise agreed to by the majority of Members.

10.2 Allocation of Book Gain and Book Loss.

(a) Any Book Gain recognized by the Company in any Fiscal Year shall be allocated to the Members in the following manner and in the following order of priority:

(i) to the Members in proportion to, and to the extent of, the negative balance in their respective Capital Accounts, if any, as of the last day of such Fiscal Year; then
(ii) to the Members in accordance with their Sharing Ratios.

For purposes of this Section 10.2(a), the amount of each Member's Capital Account as of the last day of any Fiscal Year shall be computed as of such last day in the manner provided in Section 9.4 hereof but shall be adjusted to reflect the allocation to such Member of all amounts required to be allocated to such Member for such Fiscal Year under such Section 10.1 and 10.2 hereof.

(b) Any Book Loss recognized by the Company in any Fiscal Year shall be allocated to the Members in the following manner and in the following priority:

(i) to the Members in proportion to, and to the extent of, positive balances, if any, in their respective Capital Accounts as of the last day of such Fiscal Year; then
(ii) to the Members in accordance with their Sharing Ratios.

For purposes of this Section 10.2(b), the amount of each Member's Capital Account as of the last day of any Fiscal Year shall be computed as of such last day in the manner provided in Section 9.4 hereof but shall be adjusted to reflect the allocation to such Member of all amounts required to be allocated to such Member for such Fiscal Year under Sections 10.1 and 10.2 hereof.

10.3 Certain Special Allocations. Notwithstanding the provisions of Sections 10.1 and 10.2 above, the following allocations shall be made to the Members:

(a) Limitations on Allocation of Losses. If the amount of Net Loss, Book Depreciation and Book Loss for any Fiscal Year that would otherwise be allocated to a Member under Sections 10.1 and 10.2 hereof would cause or increase an Adjusted Capital Account Deficit of such Member as of the last day of such Fiscal Year, then a proportionate part of such Net Loss, Book Depreciation and Book Loss equal to the amount which would cause or increase such Member's Adjusted Capital Account Deficit shall be allocated first to the other Members in the ratio that their respective Sharing Ratios bear to each other to the extent that, such allocation will not cause or increase an Adjusted Capital Account Deficit of such other Members as of the last day of such Fiscal Year, and then to the Members in proportion to their respective Sharing Ratios as of the last day of such Fiscal Year.

(b) Minimum Gain Chargeback. Any item of Company income or gain for any Fiscal Year (or any portion of any item) that is required to be allocated to the Members pursuant to a minimum gain Chargeback under Section 1.704-2(f) of the Regulations shall be allocated to the Members for such Fiscal Year in the manner so required by such Regulations.

(c) Qualified Income Offset. If any Member unexpectedly receives in any Fiscal Year any adjustment, allocation or distribution described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and if such Member has an Adjusted Capital Account Deficit as of the last day of such Fiscal Year, then all items of income and gain (including Book Gain) of the Company (consisting of a pro rata portion of each item of Company income and gain, including gross income and Book Gain) for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to all such Members in proportion to, to the extent of, and in the manner sufficient to eliminate as quickly as possible such Adjusted Capital Account Deficit.

(d) Gross Income Allocation. If any Member has an Adjusted Capital Account Deficit as of the last day of any Fiscal Year, then all items of income and gain (including Book Gain) of the Company (consisting of a pro rata portion of each item of Company income and gain, including gross income and Book Gain) for such Fiscal Year shall be allocated to all such Members in proportion to, to the extent of, and in the manner sufficient to eliminate as quickly as possible, such Adjusted Capital Account Deficit.

(e) Section 704(c) Allocations. Notwithstanding the provisions of this Section 10.3, any item of income, gain, loss, and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company and which is required or permitted to be allocated to the Members for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its agreed upon fair market value at the time of its contribution shall be allocated to the Members solely for income tax purposes in the manner so required or permitted.

(f) Curative Allocations. The allocations set forth in this Section 10.3 (the Regulatory Allocations) are intended to comply with certain requirements of Sections 1.704-1 and 1.704-2 of the Regulations. The Members do hereby acknowledge and agree that the Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company Distributions. Accordingly, the Company is hereby authorized and directed to divide other allocations of Net Profit, Net Loss, Book Depreciation, Book Gain, and Book Loss among the Members in any reasonable manner so as to prevent the Regulatory Allocations from distorting the manner in which the Company Distributions would otherwise be divided among the Members pursuant to Section 10.1 and 10.2 hereof. In general, the Members anticipate that this will be accomplished by specifically allocating other Net Profit, Net Loss, Book Depreciation, Book Gain, and Book Loss among the Members so that, after such offsetting special allocations are made, the amount of each Member's Capital Account will be, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not a part of this Agreement and all Company items had been allocated to the Members solely pursuant to Sections 10.1 and 10.2 hereof.

ARTICLE XI
DISTRIBUTIONS OF NET CASH FLOW

11.1 Amount of Distribution. The Company shall make Distributions from the Net Cash Flow, if available, only at such times and in such amounts as a Majority of the Members agree and provided that no distribution may be made unless, after the distribution is made, the assets of the Company are sufficient to pay all liabilities of the Company except liabilities to members on account of their contributions.

Subject to the foregoing Section 11.1, the Company shall make Distributions to the Members from the Net Cash Flow, if available from the operations of the Company at the end of each fiscal year in an amount sufficient to pay the federal and state income taxes attributable to income that passes through the Company to the Members pursuant to the Code, calculated on the assumption that such income is subject to tax at the maximum marginal combined federal and Alabama income tax rate, and all such distributee Members covenant that they shall pay over such portion of their Distribution as is necessary to satisfy their federal and state tax liability attributable to the income of the Company. The amount of Net Cash Flow to be distributed, if any, shall be calculated as of the last day of the period in which the Distribution is made and distributed to the Members of record as of the next to the last day of such period. The Company may invest amounts set aside as Reserves in such short-term investments as a Majority of the Members shall deem prudent. The Company may distribute from time to time as a component of Net Cash Flow such portion of the Reserves which a Majority of the Members determine to be in excess of the amounts required by the Company.

11.2 Order of Distribution. Net Cash Flow shall be distributed in the following order of priority:

(a) First, to repay accrued interest on any loans made by the Members to the Company, and if funds are insufficient therefore, then to such Members proportionately in the ratio that the amount of accrued interest on each Member's loan bears to the amount of all such accrued interest.

(b) Second, to repay them the outstanding principal on any loans made by the Members to the Company, and if funds are insufficient therefore, then to such Members proportionately in the ratio that the outstanding balance of each Member's loan bears to the outstanding principal balance of all such loans.

(c) Third, the balance to the Members in accordance with their Sharing Ratios.

11.3 No right to Capital. No member has a right to Distributions of Property except upon dissolution or as provided in this Agreement.

11.4 Withholding on Distribution. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article XI for all purposes under this Agreement. The Company may allocate any such amounts among the Members in any manner that is in accordance with applicable law.

ARTICLE XII

BOOKS, RECORDS, ACCOUNTING, TAX ELECTIONS, APPRAISALS

12.1 Tax Status and Reports; Tax Elections.

To the extent that the laws of any Taxing Jurisdiction require, each Member requested to do so by the Company will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a Distribution for purposes of Article XI. The Company may, where permitted by the rule rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax interest and penalties so paid.

12.2 Opt-Out Provisions.

a. To the maximum extent permitted by the Code and other applicable law, the Company shall make or cause to be made and shall maintain or cause to be maintained the election to opt out of the centralized partnership audit as allowed by Code Section 6221(b). Company shall take and shall cause to be taken any and all actions (including, but not limited to, the providing of all notices required under Code Section 6221(b)(1)(E) and all statements required under Code Section 6226(a)(2)) necessary to allow the making and maintenance of any election in accordance with this Section.

b. As determined by the Manager (or Majority if there is no Manager), the Company may apply any reasonable method for the purpose of determining (i) a Member's share of any adjustment described in Code Section 6226(a)(2) (including, but not limited to, for the purpose of providing any statement described in Code Section 6226(a)(2)) or for any other Tax purpose or (ii) the extent to which any Underpayment has been withheld or paid by the Company with respect to or on behalf of or is otherwise attributable to a Member

c. Underpayment is defined as (i) any "imputed underpayment" determined under Section 6225 of the Internal Revenue Code, (ii) any similar or corresponding amount determined under any similar or corresponding provision of any state tax, (ii) any other similar or corresponding amount if and to the extent such amount represents the payment or collection of any Tax that would otherwise be paid or payable by such Member as a result of the pass-through (or similar treatment) of any item of Net Profit or Net Loss to such Member, and (iv) any withholding, estimated or other Tax required by law to be withheld or paid by the Company with respect to or on behalf of such Member. Any determination under the preceding sentence subsection shall be final and binding on the Company and all Members and neither the Company nor any Member shall take any position for any purpose that is inconsistent with such determination.

d. As determined by the Manager in good faith, the Company may elect in a timely manner pursuant to Code Section 754 and pursuant to any corresponding provisions of applicable state and local Tax laws to adjust the bases of the assets of the Company pursuant to Code Sections 734 and 743 and pursuant to any corresponding provisions of applicable state and local Tax laws.

e. Neither the Company, any Manager, any Officer, nor any Member shall take any action (including, but not limited to, the filing of any Tax return or the making of any election on or in connection with any Tax return) or permit or cause any action to be taken by or on behalf of the Company that would cause or otherwise result in: (i) the classification of the Company or any of its Affiliates as an association taxable as a corporation for any income Tax purpose, (ii) the exclusion of the Company from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of other applicable Tax law, (iii) the taking by any Member of any position for any purpose that is inconsistent with the treatment of such position on any U.S. federal income Tax return of the Company or any of its Affiliates, (iv) the amendment, revocation, lapse or termination of any election under Code Section 6221(b) or Code Section 6226.

f. When and as requested by the Company, each Member, at the Company's own expense, shall preserve and furnish to the Company all documents and information (including, but not limited to, any change in mailing address or other contact information, any change in residency for any Tax purpose, and any social security, employer identification or other taxpayer identification number), and shall take such other action (including, but not limited to, a Member's filing of one or more amended Tax returns) as may be necessary to enable the Company or the Manager (or the Partnership Representative or any Person on behalf of the Company or the Manager) to (i) prepare, amend and/or file any Tax return (including, but not limited to, any making, amendment, rescission or revocation of any election on or with respect to any Tax return), (ii) eliminate, settle, limit, reduce, modify or otherwise determine any liability for any Underpayment (including, but not limited to, any "imputed underpayment amount" under Code Section 6225(c)), (iii) register to do business, collect Tax, or comply with any similar prerequisite to doing business or conducting any other activity in any jurisdiction, or (iv) pursue, defend, settle or otherwise respond to any Proceeding. Each Member shall comply with all provisions of Code Section 6226 (and any other similar or corresponding provisions of any State Tax), including, but not limited to, taking such Member's share of any adjustment under Code Section 6226 into account on any separate Tax return of such Member, the amendment of all Tax returns affected by such adjustment, and the payment of any increased or additional Tax resulting therefrom.

g. Without the consent of the Manager, which consent shall be at the reasonable discretion of the Manager, no Member shall take any action (including, but not limited to, converting from an entity described in Code Section 6221(b)(1)(C) to an entity not described in Code Section 6221(b)(1)(C) and any gift, bequest or other Transfer) that, either alone or in conjunction with any other action or other circumstances, can or will revoke, amend, terminate or otherwise adversely affect any election under Code Section 6221(b) or the Company's present or future ability or eligibility to make any election under Code Section 6221(b).

h. The obligations of each Member or former Member under this Section shall survive the transfer or redemption by such Member of its Units and the termination of this Agreement or the dissolution of the Company.

12.3 Partnership Representative.

The partnership representative of the Company pursuant to Code Section 6223(a) shall be any person (including any Member) designated by the Majority of the Members, subject to replacement by action of a Majority of the Members to the extent permitted by the provisions of the Code or Treasury Regulations issued thereunder. (the "Partnership Representative"). The Partnership Representative is authorized to take such actions and to execute and file all statements and forms on behalf of the Company which may be permitted or required by the applicable provisions of the Code or Treasury Regulations issued thereunder, provided that the Partnership Representative may file any suit only with the approval of a Majority Interest of the Members. The Partnership Representative shall have the sole authority to act on behalf of the Company under Subchapter C of Section 63 of the Code (relating to IRS partnership audit proceedings) and in any tax proceedings brought by other taxing authorities, and the Company and all Members shall be bound by the actions taken by the Partnership Representative in such capacity. The Partnership Representative shall be reimbursed by the Company for all expenses incurred in connection with all examinations of the Company's affairs by tax authorities, including resulting proceedings, and is authorized to expend Company funds for professional services and costs associated therewith. The Partnership Representative shall keep the Members informed as to the status of any audit of the Company's tax affairs. Without first obtaining the approval of a Majority Interest of the Members, the Partnership Representative shall not, with respect to Company tax matters: (a) enter into a settlement agreement with respect to any tax matter, or (b) enter into an agreement extending the statute of limitations. If an audit of any of the Company's tax returns shall occur, the Partnership Representative shall not settle or otherwise compromise assertions of the auditing agent which may be adverse to any Member as compared to the position taken on the Company's tax returns without the prior written consent of each such affected Member. If an audit results in an imputed underpayment by the Company as determined under Code Section 6225, the Partnership Representative, with the approval of a Majority Interest of the Members, may make the election under Code Section 6226(a) within forty-five (45) days after the date of the notice of final partnership adjustment in the manner provided by the Internal Revenue Service. If such an election is made, the Company shall furnish to each Member of the Company for the year under audit a statement reflecting the Member's share of the adjusted items as determined in the notice of final partnership adjustment, and each such Member shall take such adjustment into account as required under Code Section 6226(b) and shall be liable for any related interest, penalty, addition to tax, or additional amount. With respect to any periods before December 31, 2018, the Partnership Representative shall serve as the "tax matters partner" within the meaning of Code Section 6231(a)(7) (as in effect with respect to any tax years prior to December 31, 2018).

12.4 Accounting; Reports.

a. The taxable year of the Company shall end **July 31**, unless a Majority of the Members elects another Fiscal Year and obtains the approval of the Internal Revenue Service thereto.

b, The books of account of the Company, together with copies of this Agreement and all amendments thereto, shall be kept and maintained at all times at the Company's Principal Office or at the location of the Company's certified public accountant. The books of account shall show all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs. The books of account shall be maintained on a cash or accrual basis as a Majority of the Members shall determine. The books of account may be in accordance with generally accepted accounting principles or practices consistently applied with respect to the basis of accounting so selected, and shall show all items of income and expense.

c. Within forty-five (45) days following the end of each fiscal quarter of each Fiscal Year of the Company, the Company shall deliver to each Member unaudited financial statements of the Company which shall include a balance sheet as of the end of the preceding fiscal quarter and a statement of operations for the quarter just ended.

d. Within forty-five (45) days following the end of each Fiscal Year of the Company, the Company shall deliver to each Member unaudited financial statements of the Company which shall include a balance sheet as of the end of the Fiscal Year.

e. Each Member (other than a Transferee) shall have the right at all reasonable times, during the usual business hours to audit, examine and make copies of or extracts from the books of account of the Company. Such right may be exercised through any agent or employee of such Member or by an independent certified public accountant designated by such Member. Each Member shall bear all expenses incurred in any examination made for such Member's account.

ARTICLE XIII
DISPOSITION OF MEMBERSHIP INTERESTS

13.1 Disposition. A Member may Dispose of all or a portion of the Member's Membership interest only upon compliance with this Article XIII. No Membership Interest shall be Disposed of:

(a) Whether voluntarily or involuntarily, by operation of law or otherwise, without the consent of all the remaining Members (other than Transferees) except as provided in Sections 13.2 and 13.3 hereof;

(b) If such disposition, alone or when combined with other transactions, would result in a termination of the Company within the meaning of Section 708 of the Code;

(c) Without an opinion of counsel satisfactory to a Majority of the remaining Members that such Disposition is subject to an effective registration under, or exempt from the registration requirement of, the applicable state and federal securities laws;

(d) Unless and until the Company receives from the Transferee under such Disposition the information and agreements that a Majority of the remaining Members may reasonably require, including but not limited to, and taxpayer identification number and any agreement that may be required by any Taxing Jurisdiction; and

(e) Without complying with the provisions of Section(s) 13.2 or 13.3 below:

Each transferee of a Member's Membership Interest or any portion thereof shall be an Transferee, and not a Substitute Member, unless a Majority of the remaining Members vote to admit the transferee as a Substitute Member pursuant to Section 15.2 hereof. The rights and obligations of Transferees are set forth in Section 15.1 hereof.

13.2 Purchase Option. Unless modified by a separate Buy-Sell or Member Agreement between the parties, the following restrictions on transfer shall apply to all Members: If at any time a Member (the "Seller") shall desire to Dispose of all or any part of its, his or her Membership Interest in the Company, except as provided in Section 13.3 hereof, the Seller shall have no right to Dispose of such Membership Interest without first giving Notice to the other Members (other than Transferees) of its, his or her desire to Dispose of such Membership Interest. The Notice shall contain the name and address of the proposed transferee and, if applicable, the price and the terms of payment for the Membership Interest, and shall constitute an offer by the Seller to sell all the Seller's Membership Interest to the other Members (other than Transferees) for a cash purchase price equal to the then Fair Value of the Membership Interest. Each of the other Members shall have the right to purchase a proportionate share of the Membership Interest of the Seller determined according to each of the other Member's Sharing Ratios. Should any Member other than the Seller not desire to purchase its, his or her proportionate share of the Seller's Membership Interest, then each Member which intends to purchase its, his or her proportionate share of the unsold Seller's Membership interest, until all of the Seller's Membership Interest is sold. Each Purchasing Member may exercise its, his or her rights under this section by delivering written Notice of acceptance within thirty (30) days of its, his or her receipt of the Seller's Notice of intent to transfer. The closing of the purchase by the Purchasing Members of the Seller's Membership Interest shall take place at the Principal Office of the Company within sixty (60) days after the receipt by the Seller of the written notices of acceptance by the Purchasing Member(s). Should the remaining or Purchasing Member(s) decline to purchase any portion of the Seller's Membership Interest, such portion may be Disposed of to that person named in the Seller's Notice as the prospective transferee, but only in accordance with those terms and conditions specified in the Notice. If such sale if not closed within sixty (60) days after the remaining or Purchasing Member(s) decline to purchase any portion of the Seller's Membership Interest, the right of the Seller to sell its, his or her Membership Interest to such other party shall lapse and any further attempt to sell the Membership Interest shall again be subject to the terms and conditions hereof. Each transferee of a Seller's Membership Interest or any portion thereof shall be an Transferee, and not a Substitute Member, unless the remaining Members admit the transferee as a Substitute Member pursuant to Section 15.2 hereof.

13.3 Removal of a Member.

(a) Subject to the terms and conditions set forth in this Section, a Member may be removed upon the Majority vote of the remaining Members (i.e., members who have not dissociated under Article XIV herein and are not Transferees), and in such event, the Company shall buy, and the Member shall sell, such Member's entire Membership Interest for a cash purchase price equal to the then Fair Value of the Membership Interest. In the event of a vote in favor of the removal of a Member, the Company shall immediately send notice of such removal to the Member unless such Member attended the meeting at which the vote was taken.

(b) The closing for the purchase and sale of the Membership Interest shall take place at such time and place as may be mutually agreed upon by the parties; provided that, the closing date shall occur on or before sixty (60) days after the occurrence of the Majority vote referred to in subparagraph (a) above. Effective on the closing date, the selling Member shall be relieved of the selling Member's share (if any) of any indebtedness incurred by the Company, or jointly incurred by the Members, in connection with the Company business; provided, however, that if the holder of such indebtedness refuses to consent to the release of the selling Member, the Company shall indemnify the selling Member from any and all costs, expenses (including attorneys' fees) and losses arising out of or related to such indebtedness, and such indemnification obligation shall be secured by the duly perfected pledge, in favor of the selling Member, of the Membership Interest being acquired by the Company.

13.4 Dispositions not in Compliance with this Article Void. Any attempted Disposition of a Membership Interest, or any part thereof, not in compliance with this Article XIII is null and void *ab initio*.

ARTICLE XIV
DISSOCIATION OF A MEMBER

14.1 Dissociation. A Person shall cease to be a Member, and shall be deemed to Dissociate, upon the occurrence of any of the following events:

(a) The Member (other than an Transferee) withdraws from the Company by voluntary act. A Member's voluntary withdrawal from the Company without the majority written consent of the remaining Members (other than Transferees) shall be a breach of this Agreement for which the Company shall be entitled to recover Damages.

(b) The Member (other than an Transferee) either:

(i) makes an assignment for the benefit of creditors;

(ii) files a voluntary petition in bankruptcy;

(iii) is adjudicated bankrupt or insolvent;

(iv) files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

(v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding in the nature of the proceedings in paragraph (iv); or

(vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties.

(c) Any of the following time periods have elapsed:

(i) 120 days have elapsed after the commencement of any Proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, unless the Proceeding has been dismissed;

(ii) 90 days have elapsed after the appointment, without the consent of the Member, of a trustee, receiver, or liquidator of the Member or of all of any substantial part of the Member's properties, unless the appointment is vacated or stayed; or

(iii) 90 days have elapsed after the expiration of any stay, unless the appointment is vacated.

(d) In the case of a Member (other than an Transferee) who is a natural Person, the death of the Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage the Member's person or property.

(e) In the case of a Member (other than an Transferee) who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee).

(f) In the case of a Member (other than an Transferee) that is a separate Organization other than a corporation, (1) the dissolution and commencement of winding up of the separate Organization, or (2) a change of more than 50% in the direct or indirect ownership of such Organization unless the transferee of the ownership interest in such Organization is an Affiliate of the Member.

(g) In the case of a Member (other than an Transferee) that is a corporation, (1) the filing of a certificate of dissolution or its equivalent for the corporation, or (2) the revocation of its charter and the lapse of 90 days after notice to the corporation of revocation without a reinstatement of its charter or (3) a change of fifty percent (50%) or more in the direct or indirect ownership of the stock of the corporation unless the transferee of the ownership interest in such corporation is an Affiliate of the Member.

(h) In the case of a Member (other than Transferee) that is an estate, the distribution by the fiduciary of the estate's entire Membership Interest in the Company.

(i) In the case of an Assignment of a Member's entire Membership Interest to an Transferee who becomes a Substitute Member in compliance with the provisions of Section

13.1 above, then the transferor Member shall be deemed to have Dissociated as of the date that the Assignment(s) of such Member's entire Membership interest has been admitted as a Substitute Member in accordance with Section 15.2 below; or

(j) In the case of any other transfer or assignment of a Membership Interest by any Member in violation of the terms and provisions of this Agreement, the transferor (or defaulting) Member is removed as a Member of the Company, by an affirmative vote of a Majority of the remaining Members (other than Transferees) who have not assigned their Membership Interest.

(k) The member is removed as a Member in accordance with Section 13.3 hereof.

14.2 Rights of Dissociating Members and the Company. In the event any Member (other than an Transferee) Dissociates:

(a) If the Dissociation causes a Dissolution Event and winding up of the Company under Article XVI, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member, except that any Distributions to which the Member would have been entitled shall be reduced by the Damages sustained by the Company as a result of the Dissolution Event and winding up;

(b) If the Dissociation does not cause a Dissolution Event and winding up of the Company under Article XVI, the Dissociating Member (and its, his or her successor, personal representatives and assigns) shall cease to participate in the management of the Company or to have any rights as a Member (including voting rights) except only the right to receive Distributions to the same extent as a permitted Transferee in the Company in accordance with the terms of this Agreement, until such time as the Company is wound up or terminated. The amount of Distributions to be paid to the Dissociating Member and the value of the Dissociating Member's Membership Interest in the Company shall be reduced by any Damages sustained by the Company as a result of such Member's Dissociation.

14.3 No Power to Voluntarily Dissociate. A Member shall have no power to Dissociate from the Company except upon the occurrence of the events specified in Section 14.1 above.

ARTICLE XV
ADMISSION OF TRANSFEREES AND ADDITIONAL MEMBERS

15.1 Rights of Transferees. The Transferee of a Membership Interest has no right to participate in the management of the business and affairs of the Company or to become a Member. The Transferee is only entitled to receive the Distributions and return of capital, and to be allocated the Net Profits and Net Losses attributable to the assigned Membership Interest. A Membership Interest held by a Transferee shall be subject to the same restrictions on transfer as are Membership Interests held by Members. The Transferee shall have the same obligations to the Company as a Member holding the same interest would have, including any obligation to contribute additional capital as provided in Article IX.

15.2 Admission of Substitute Members. A Transferee of a Membership Interest shall be admitted as a Substitute member and admitted to all the rights of the Member who initially assigned the Membership Interest only with written consent of a Majority of the remaining Members (other than Transferees). Any Member (other than an Transferee) may grant or withhold consent to such admission for any Substitute Member in its, his or her sole and absolute discretion. If so admitted, the Substitute Member has all the rights and powers and is subject to all the restrictions and liabilities of the Member originally assigning the Membership Interest. The admission of a Substitute Member, without more, shall not release the Member originally assigning the Membership Interest from any liability to the Company that may have existed prior to the consent.

15.3 Admission of Additional Members. Upon the written consent of a Majority of the Members (other than Transferees), the Company may permit the admission of Additional Members and determine the Capital Contributions of such Additional Members by the execution of an admission agreement.

ARTICLE XVI

DISSOLUTION AND WINDING UP

16.1 Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events, each of which shall constitute a Dissolution Event:

(a) The expiration of the term set forth in Section 2.5, unless the business of the Company is continued with the majority written consent of the Members (other than Transferees);

(b) The majority written consent of all of the Members (other than Transferees) to dissolve;

(c) The Dissociation of any Member (other than Transferees), unless;

(i) there is at least one remaining Member (other than Transferees)

(ii) there is no remaining Member and the holders of all the Transferable Interests in the Company agree in writing to continue the legal existence and activities of the Company and appoint one or more new Members; or

(d) The dissolution of the Company pursuant to the Act, by operation of law, or by judicial decree.

16.2 Effect of Dissolution. Upon the occurrence of a Dissolution Event, the Company shall cease carrying on its business, except insofar as may be necessary for the winding up thereof. The existence of the Company shall continue until the winding up of the affairs of the Company is completed and a certificate of dissolution has been issued by the probate judge in the county where the Certificate was filed.

16.3 Distribution of Assets on Dissolution. Upon the winding up of the company, the Company's Property shall be liquidated and sold and any Net Profits, Net Losses, Book

Gains, and Book Losses shall be allocated among the Members in accordance with Article X above. After such allocation the liquidation proceeds shall be distributed as follows:

(a) First, to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of the Company's liabilities;

(b) Second, to the setting up of any reserves which a Majority of the Members may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company; and

(c) Third, to the Members with positive Capital Accounts, after giving effect to the allocations set forth above. Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year or, if later, within 90 days after the date of liquidation. Such distributions shall be in cash or property (which need not be distributed proportionately) or partly in both, as determined by a Majority of the Members.

(d) Notwithstanding the foregoing, at the election of the Members, the Company may distribute its Property to the Members in kind in lieu of selling the Property, provided that all such in kind distributions are made in accordance with subparagraphs (a), (b) and (c) above as if the Company's Property were liquidated and sold.

16.4 Winding Up and Articles of Dissolution. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining Property and assets of the Company have been distributed to the Members. Upon the completion of the winding up of the Company, articles of dissolution may be delivered to the probate judge in the county where the Certificate of Formation was filed. The articles of dissolution, if any, shall set forth the information required by the Act.

16.5 Reinstatement. After dissolution, the Company may be reinstated upon the consent of a Majority of Members (not including Transferees). Upon such reinstatement, a certificate of reinstatement may be delivered to the probate judge in the county where the articles of dissolution were filed. The certificate of reinstatement shall set forth the information required by the Act.

ARTICLE XVII
AMENDMENT

17.1 Company Agreement May be Modified. The Company Agreement may be modified as provided in this Article (as the same may from time to time be amended). No Member shall have any vested rights in the Company Agreement which may not be modified through an amendment to the Company Agreement.

17.2 Amendment or Modification of Company Agreement. The Company Agreement may be amended or modified from time to time only by a written instrument adopted and executed by all of the Members (other than Transferees).

17.3 Amendment of Certificate of Formation. The Certificate of Formation may be amended or modified from time to time, in accordance with the Act, only by a written instrument adopted and executed by all of the Members. (other than Transferees).

ARTICLE XVIII
MISCELLANEOUS PROVISIONS

18.1 Entire Agreement. The Company Agreement represents the entire agreement among all the Members and between the Members and the Company.

18.2 No Partnership Intended for Non Tax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Alabama Uniform Partnership Act or the Alabama Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another Person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

18.3 Rights of Creditors and Third Parties under Company Agreement. The Company Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and Transferees. The Company Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under the Company Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

18.4 Arbitration

a. Each of the Members agrees to arbitrate any controversy or claim arising out of this Agreement or otherwise relating to the Members' Interests.

b. Any such controversy or claim shall be fully and finally resolved in confidential, binding arbitration to the fullest extent permitted by law. Such arbitration proceedings shall take place in the State and the City in which the Company's primary office is located before an arbitrator in accordance with the applicable Rules of the American Arbitration Association ("AAA") with substantial experience in the business of the Company. The arbitrator may grant specific performance in addition to monetary damages. The arbitrator shall not have the authority to modify or change any of the terms of this Agreement. Notwithstanding any provision of the Rules of the AAA to the contrary but subject to this Section,, each Member shall each be responsible for paying its, his, or her attorney's fees and costs in such arbitration to the fullest extent permitted by law. The arbitrators' award shall be final and binding upon the parties.

c. If any portion of this arbitration provision is determined by a court of competent jurisdiction to be unenforceable, such determination will not affect the remainder of this arbitration provision. If, however, a court of competent jurisdiction determines that a party's claim is not arbitrable, then the parties waive, to the fullest extent permitted by law, their right, if any, to a trial by jury of any such claim arising out of or in connection with this Agreement or each Member's Interest.

d. The Members hereby confirm that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall (in addition to remedies at law) be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Member aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention of this Section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise and that the mentioned herein of any particular remedy shall not preclude a Member from any other remedy it or he might have, either in law or in equity.

18.5 Gender. As used in this Agreement, the neuter gender shall include the masculine and feminine, the masculine and feminine genders shall be interchangeable, the singular number shall include the plural, and the plural the singular.

18.6 Headings. The headings and titles in this Company Agreement are intended for convenience only and do not have and shall not be ascribed any weight in the interpretation thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set our hands and seals on the date set forth beside our names.

RAC GADSDEN, LLC.
an Alabama Limited Liability Company

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...

RAC Real Estate Acquisition Corp, Member
By: Frank Gillen, President

DS

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...

Frank Gillen, Member

DocuSigned by:
425DB5E3CD6B49C...

Michael Colvard, Member

EXHIBIT A

MEMBER NAME & ADDRESS	INITIAL CONTRIBUTION	INTERESTS
RAC Real Estate Acquisition Corp 100 Biscayne Blvd #1611 Miami, FL 33132	$98.00	98%
Michael Colvard 806 East Haven Glencoe, AL 35905	$1.00	1%
Frank Gillen 100 Biscayne Blvd #1611 Miami, FL 33132	$1.00	1%

RAC GADSDEN, LLC.
an Alabama Limited Liability Company

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...

RAC Real Estate Acquisition Corp, Member
By: Frank Gillen, President

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...

Frank Gillen, Member

DocuSigned by:
425DB5E3CD6849C...

Michael Colvard, Member

CERTIFICATE OF OWNERSHIP
RAC GADSDEN, LLC

NO. 1

KNOW ALL MEN BY THESE PRESENTS THAT:

RAC Real Estate Acquisition Corp. is vested with a Ninety-eight percent (98%) membership interest in **RAC GADSDEN, LLC**. The capital contribution and proportionate equity interest is reflected in the books and records of the company which are prepared and kept in accordance with the Certificate of Formation and all Company Agreements as may be in force from time to time.

THE MEMBERSHIP INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR IN VIOLATION OF ANY SUCH STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THE MEMBERSHIP INTERESTS REPRESENTED HEREBY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF THE LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

Dated this the 27th day of MARCH, 2023.

RAC GADSDEN, LLC.
an Alabama Limited Liability Company

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...
RAC Real Estate Acquisition Corp, Member
By: Frank Gillen, President

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...
Frank Gillen, Member

DocuSigned by:
[signature]
425DB5E3CD6849C...
Michael Colvard, Member

<u>CERTIFICATE OF OWNERSHIP</u>
RAC GADSDEN, LLC

NO. 2

KNOW ALL MEN BY THESE PRESENTS THAT:

Michael Colvard is vested with a One percent (1%) membership interest in **RAC GADSDEN, LLC**. The capital contribution and proportionate equity interest is reflected in the books and records of the company which are prepared and kept in accordance with the Certificate of Formation and all Company Agreements as may be in force from time to time.

THE MEMBERSHIP INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR IN VIOLATION OF ANY SUCH STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THE MEMBERSHIP INTERESTS REPRESENTED HEREBY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF THE LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

Dated this the 27th day of MARCh, 2023.

RAC GADSDEN, LLC.
an Alabama Limited Liability Company

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...
RAC Real Estate Acquisition Corp, Member
By: Frank Gillen, President

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...
Frank Gillen, Member

DocuSigned by:
MGC
425DB5E3CD6849C...
Michael Colvard, Member

CERTIFICATE OF OWNERSHIP
RAC GADSDEN, LLC

NO. 3

KNOW ALL MEN BY THESE PRESENTS THAT:

Frank Gillen is vested with a One percent (1%) membership interest in **RAC GADSDEN, LLC**. The capital contribution and proportionate equity interest is reflected in the books and records of the company which are prepared and kept in accordance with the Certificate of Formation and all Company Agreements as may be in force from time to time.

THE MEMBERSHIP INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR IN VIOLATION OF ANY SUCH STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THE MEMBERSHIP INTERESTS REPRESENTED HEREBY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF THE LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

Dated this the 27th day of MARCh, 2023.

RAC GADSDEN, LLC.
an Alabama Limited Liability Company

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...

RAC Real Estate Acquisition Corp, Member
By: Frank Gillen, President

DocuSigned by:
Frank Gillen
2F6B23F940A54B1...

Frank Gillen, Member

DocuSigned by:
[signature]
425DB5E3CD6849C...

Michael Colvard, Member